Exhibit 32
Certificate of Chief Executive and Chief Financial Officers
The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:
(i)this report on Form 10-K for the year ended September 28, 2019 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Ark Restaurants Corp.
Dated as of this 17th day of December 2019

/s/ Michael Weinstein	/s/ Anthony J. Sirica
Michael Weinstein	Anthony J. Sirica
Chairman and Chief Executive Officer	Chief Financial Officer
(Authorized Signatory and Principal Executive Officer)	(Authorized Signatory and Principal Financial and Accounting Officer)